Exhibit 10.1

CONSENT TO CREDIT AGREEMENT

CONSENT TO CREDIT AGREEMENT (this “Consent”), dated as of May 14, 2004, among Nash-Finch Company, a Delaware corporation (the “Borrower”), the undersigned lenders party to the Credit Agreement referred to below (the “Lenders”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent for the Lenders (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, the Syndication Agents, the Documentation Agent and the Administrative Agent have entered into that certain Credit Agreement, dated as of December 19, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to consent to the Consented Transactions (as defined below) with respect to the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:

1.  Notwithstanding anything to the contrary contained in Sections 9.02, 9.05, 9.06 or elsewhere in the Credit Agreement, each of the Lenders hereby consents to the closing and any related sale of the assets comprising each of the retail stores (collectively, the “Retail Stores to be Closed” and each, a “Retail Store to be Closed”) set forth on Schedule I hereto (collectively, the “Retail Closings”); provided that (i) each Retail Store to be Closed is either obsolete or uneconomic or the Borrower shall have determined in its reasonable business judgment that the closure of such Retail Store to be Closed would improve the financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the aggregate fair market value (as determined in good faith by the Borrower) of all Retail Stores to be Closed shall not exceed $15,000,000, (iii) the sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (other than a Credit Party) of any assets comprising a Retail Store to be Closed (including, without limitation, any inventory or equipment) in connection with the Retail Closings (a) shall be consummated pursuant to an arm’s-length transaction and the Borrower or the relevant Subsidiary shall receive at least fair market value (as determined in good faith by the Borrower) therefor, (b) the consideration therefor shall be cash or promissory notes, (c) any such consideration which is in the form of promissory notes and any security for the obligations therefor shall be pledged to the Collateral Agent to the extent required by the Pledge Agreement and (d) each such promissory note shall be guaranteed and secured on a basis consistent with the Borrower’s customary procedures and its past practices, and (iv) to the extent any assets are sold, transferred or otherwise distributed to a Credit Party as part of any Retail Closing, on or prior to the date of such sale, transfer or other disposition, the Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements,transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents in order to maintain the security interests (and the priorities) set forth therein in respect of such Collateral and take such other actions as the Collateral Agent may reasonably request.

2.  Notwithstanding anything to the contrary contained in Section 9.02, 9.05 or elsewhere in the Credit Agreement, each of the Lenders hereby consents to the sale by the Borrower and its Subsidiaries (collectively, the “Retail Store Sales” and, together with the Retail Closings, the “Consented Transactions”) of each of the retail stores and/or assets set forth on Schedule II (collectively, the “Retail Stores to be Sold” and each, a “Retail Store to be Sold”); provided that (i) each such sale of a Retail Store to be Sold is consummated pursuant to an arm’s-length transaction and the Borrower or such Subsidiary receives at least fair market value (as determined in good faith by the Borrower) therefor, (ii) the consideration for each Retail Store to be Sold shall be cash or promissory notes; provided that (x) any such consideration which is in the form of promissory notes and any security for the obligations therefor shall be pledged to the Collateral Agent to the extent required by the Pledge Agreement and (y) each such promissory note shall be guaranteed and secured on a basis consistent with the Borrower’s customary procedures and its past practices, (iii) the aggregate amount of proceeds received from all Retail Stores to be Sold shall not exceed $18,500,000, and (iv) to the extent the Borrower and its Subsidiaries are able to sell any of the retail stores set forth on Schedule I hereto, the Borrower shall notify the Administrative Agent of such sale no less than five days prior to the consummation thereof, and from and after the date of such notice, any such retail store shall be deemed a Retail Store to be Sold for purposes of this Consent; provided that any such sale (x) complies with the requirements of this Section 2 and (y) the aggregate amount of proceeds received from such sale shall first, constitute a utilization of the amount set forth in clause (iii) above and second, to the extent such aggregate proceeds exceeds the amount set forth in clause (iii) above, shall constitute a utilization of the amount set forth in clause (ii) of Section 1 above.

3.  It is understood and agreed that (i) the Retail Closings shall not be considered a utilization of any basket or amount set forth in Section 9.02(xiv) or 9.05(xii), so long as such Retail Closings comply with each of the conditions set forth in Section 1 above, (ii) the Retail Store Sales shall not be considered a utilization of any basket or amount set forth in Section 9.02(v) or (xvii) or Section 9.05(xii) of the Credit Agreement, so long as such Retail Store Sales comply with each of the conditions set forth in Section 2 above, and (iii) 100% the Net Sale Proceeds received by the Borrower or its Subsidiaries in connection with the Consented Transactions shall be applied on the date of the receipt thereof as a mandatory prepayment of the outstanding Term Loans in accordance with requirements of Section 4.02(f).

4.  In order to induce the Lenders to provide this Consent, the Borrower hereby represents and warrants that, both before and after giving effect to this Amendment, (x) no Default or Event of Default exists on the Consent Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects on the date hereof and on the Consent Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

5.  This Consent is limited as specified and shall not constitute a consent, modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document, and the Administrative Agent and the Lenders hereby reserve all of their rights and remedies otherwise available to them under the Credit Agreement, the Credit Documents and applicable law.

6.  This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

7.  THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.  This Consent shall become effective on the date (the “Consent Effective Date”) when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) all fees and other compensation contemplated payable in connection with this Amendment shall have been paid to the extent due.

9.  From and after the Consent Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*     *     *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Consent to be duly executed and delivered as of the date first above written.

NASH-FINCH COMPANY

By	/s/ Ron Marshall
	Name:	Ron Marshall
	Title:	Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), Individually and as Administrative Agent

By	/s/ Scottye Lindsey
	Name:	Scottye Lindsey
	Title:	Director

SIGNATURE PAGE TO THE CONSENT to the Credit
Agreement, dated as of December 19, 2000, among
Nash-Finch Company, various lenders from time to time
party thereto and Deutsche Bank Trust Company
Americas, as Administrative Agent

NAME OF INSTITUTION:

THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By:	/s/ Patrick McCue
Name:	Patrick McCue
Title:	Vice President & Manager

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Leanne C. Manning
Name:	Leanne C. Manning
Title:	Duly Authorized Signatory

HARRIS TRUST AND SAVINGS BANK

By:	/s/ C. Scott Place
Name:	C. Scott Place
Title:	Vice President

NATIONAL CITY BANK

By:	/s/ Thomas E. Redmond
Name:	Thomas E. Redmond
Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Sam S. Pepper Jr.
Name:	Sam S. Pepper Jr.
Title:	Vice President

SCHEDULE I

RETAIL STORES TO BE CLOSED

Store	Address
EconoFoods #486	2601 South Louise Avenue, Sioux Falls SD
EconoFoods #470	101 Iowa Avenue West, Marshalltown IA
EconoFoods #491	1411 Flammang Drive, Waterloo IA
Econofoods #342	3470 55th Street NW, Rochester MN
EconoFoods #337	1200 16th Street, SW Rochester MN
Sun Mart #272	1510 East 20th Street, Scottsbluff NE
EconoFoods #508	801 West Town Line Road, Creston IA
EconoFoods #490	2915 McClain Drive, Cedar Falls IA
EconoFoods #466	1800 51st Street, NE, Cedar Rapids IA
EconoFoods #510	300 Gilbert, Charles City IA
Buy N Save #831	822 South Broadway, Albert Lea MN
Buy N Save #843	20 Signal Hills Road, West St. Paul MN
Buy N Save #830	7632 Brooklyn Blvd., Brooklyn Park MN
Buy N Save #848	4152 Lakeland Avenue North, Robbinsdale MN
Buy N Save #832	1700 Rice Street, Maplewood MN
Avanza #401	5801 W. 44th Avenue, Denver CO
Avanza #404	1153 South Prairie Avenue, Pueblo CO
Avanza #405	2551 West Cermak, Chicago IL
Avanza #406	5220 South Pulaski, Chicago IL

RETAIL STORES TO BE SOLD

Store	Address
Avanza #402	1320 South Federal Blvd., Denver CO
Avanza #403	7305 Pecos Street, Denver CO